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                                                                EXHIBIT 2.3



                              SETTLEMENT AGREEMENT


         This Settlement Agreement (this "Settlement Agreement") is entered into as of December 11, 2003, in connection with (i) that certain Asset Purchase Agreement between O'Charley's Inc. and 99 Boston Inc., 99 Boston of Vermont, Inc., Doe Family II, LLC, William A. Doe, III, Dana G. Doe, and Charles F. Doe, Jr. dated October 28, 2002 (the "Asset Purchase Agreement") and (ii) that certain Merger Agreement among O'Charley's Inc., Volunteer Acquisition Corporation and 99 West, Inc., William A. Doe, III, Dana G. Doe and Charles F. Doe, Jr. dated October 28, 2002 (the "Merger Agreement"). All capitalized terms herein shall have the meanings ascribed to them in the Asset Purchase Agreement or the Merger Agreement, as applicable, unless otherwise defined herein.

         WHEREAS, in accordance with Section 2.8 of the Asset Purchase Agreement, Buyer prepared and delivered to Sellers the Closing Date Balance Sheet and calculation of the Consolidated Net Book Value of Sellers and 99 West as of the Closing Date, and Sellers duly provided written notice to Buyer of certain objections to such Closing Date Balance Sheet and calculation of the Consolidated Net Book Value of Sellers and 99 West as of the Closing Date; and

         WHEREAS, Sellers and Buyer engaged in negotiations regarding Sellers' objections to the Closing Date Balance Sheet, the calculation of Consolidated Net Book Value of Sellers and 99 West as of the Closing Date and other issues related to the Estimated Balance Sheet and the Financial Statements as presented by the Sellers and have reached an agreement to settle and resolve all outstanding issues of the adjustment of the Purchase Price under the Asset Purchase Agreement based upon the Consolidated Net Book Value of the Sellers and 99 West as of the Closing Date pursuant to the Asset Purchase Agreement and with respect to the Financial Statements presented by the Sellers pursuant to the Asset Purchase Agreement and the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the transactions set forth in the Asset Purchase Agreement and the Merger Agreement and the terms and conditions of this Settlement Agreement, Buyer and Sellers hereby agree as follows:

         1. SETTLEMENT. As settlement in full of any and all amounts owed by Buyer or Sellers with respect to the adjustment of the Purchase Price under the Asset Purchase Agreement based upon the Consolidated Net Book Value of the Sellers and 99 West as of the Closing Date pursuant to the Asset Purchase Agreement and in exchange for Buyer agreeing not to make any claims against any of the Sellers for loss, damages or indemnification with respect to, arising out of, or relating to, the Financial Statements (including but not limited to the manner of presentation of items set forth therein), Buyer and Sellers agree that the 101,961 shares of Buyer Common Stock which Buyer is obligated to deliver to Sellers on the first anniversary of the Closing Date as part of the Purchase Price shall be reduced by the number equal to the quotient obtained by dividing
(A) 300,000 by (B) the average closing price of Buyer Common Stock on the Nasdaq Stock Market for the ten trading days ending on January 23, 2004.


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         Each of Buyer and Sellers does hereby acknowledge that this Settlement
Agreement constitutes full accord and satisfaction of all obligations of any of them with respect to the adjustment of the Purchase Price based upon the Consolidated Net Book Value of the Sellers and 99 West as of the Closing Date pursuant to the Asset Purchase Agreement and any claims Buyer may have with respect to, arising out of, or related to, the Financial Statements (including but not limited to the manner of presentation of items set forth therein) under the Asset Purchase Agreement or the Merger Agreement.

         2. NO EFFECT ON SECTION 8.6. Buyer and Sellers agree that the settlement reached herein shall not be counted against the $250,000 threshold set forth in Section 8.6 of the Asset Purchase Agreement or Section 8.6 of the Merger Agreement.

         3. CAPACITY AND AUTHORITY. Each signatory to this Settlement Agreement hereby represents and warrants that he, she or it has the full right, power, authority and capacity to enter into this Settlement Agreement, and that this Settlement Agreement constitutes a legal and binding agreement that is enforceable in accordance with its terms.

         4. MERGER PROVISION/NO ORAL MODIFICATION. The parties understand and agree that this Settlement Agreement embodies and contains all the agreements and understandings between the parties pertaining to the subject matter herein. This Settlement Agreement constitutes the entire agreement between the parties regarding the subject matter herein, and it supersedes any and all prior or contemporaneous agreements and understandings between the parties in connection therewith. Any amendments to, or modifications of, this Settlement Agreement, or any waiver of its terms, shall not be enforceable unless in writing and signed by the party against whom enforcement is sought.

         5. FUTURE INTERESTS. This Settlement Agreement shall be binding upon and shall inure to the benefit of Buyer and Sellers and their respective legal representatives, successors and assigns.

         6. COUNTERPARTS. This Settlement Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original document and all of which, taken together, shall be deemed to constitute but a single original document.

         7. RATIFICATION. Except to the extent amended hereby, all of the terms, conditions and provisions of the Asset Purchase Agreement and the Merger Agreement shall remain unmodified, and the Asset Purchase Agreement and the Merger Agreement, each as amended hereby, are ratified and confirmed as being in full force and effect.




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         IN WITNESS WHEREOF, each of the following parties has caused this
Settlement Agreement to be executed as of the date first above written.


                                      O'CHARLEY'S INC. (as a party to the Asset
                                      Purchase Agreement and the Merger
                                      Agreement)


                                      By:      /s/ Gregory L. Burns
                                            -----------------------------------
                                      Name:    Gregory L. Burns
                                            -----------------------------------
                                      Title:   CEO
                                            -----------------------------------


                                      99 BOSTON, INC. (as a party to the Asset
                                      Purchase Agreement)


                                      By:      /s/ Charles F. Doe, Jr.
                                           ------------------------------------
                                      Name:    Charles F. Doe, Jr.
                                           ------------------------------------
                                      Title:   President
                                            -----------------------------------


                                      DOE FAMILY II, LLC (as a party to the
                                      Asset Purchase Agreement)


                                      By:      /s/ Charles F. Doe, Jr.
                                           ------------------------------------
                                      Name:    Charles F. Doe, Jr.
                                           ------------------------------------
                                      Title:   Manager
                                            -----------------------------------


                                      99 BOSTON OF VERMONT, INC. (as a party to the Asset Purchase Agreement)


                                      By:      /s/ Charles F. Doe, Jr.
                                           ------------------------------------
                                      Name:    Charles F. Doe, Jr.
                                           ------------------------------------
                                      Title:   President
                                            -----------------------------------


                                              /s/ William A. Doe, III
                                      -----------------------------------------
                                      WILLIAM A. DOE,  III (as a party to the
                                      Asset Purchase Agreement and the Merger
                                      Agreement)





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                                                 /s/ Dana G. Doe
                                        ---------------------------------------
                                        DANA G. DOE (as a party to the Asset
                                        Purchase Agreement and the Merger
                                        Agreement)


                                                 /s/ Charles F. Doe, Jr.
                                        ---------------------------------------
                                        CHARLES F. DOE, JR. (as a party to the
                                        Asset Purchase Agreement and the Merger
                                        Agreement)


                                        99 WEST, INC. (as a party to the Merger
                                        Agreement)


                                        By:      /s/ Charles F. Doe, Jr.
                                             ----------------------------------
                                        Name:    Charles F. Doe, Jr.
                                             ----------------------------------
                                        Title:   Vice President
                                              ---------------------------------



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